Calculation of Filing Fee Tables
S-8
PEGASYSTEMS INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share, Pegasystems Inc. 2004 Long-Term Incentive Plan	Other	640,161	$ 77.63	$ 49,695,698.43	0.0001531	$ 7,608.41
2	Equity	Common Stock, par value $0.01 per share, Pegasystems Inc. 2004 Long-Term Incentive Plan	Other	32,908	$ 92.74	$ 3,051,887.92	0.0001531	$ 467.24
3	Equity	Common Stock, par value $0.01 per share, Pegasystems Inc. 2004 Long-Term Incentive Plan	Other	9,326,931	$ 98.89	$ 922,340,206.59	0.0001531	$ 141,210.29
Total Offering Amounts:						$ 975,087,792.94		$ 149,285.94
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 149,285.94
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Registrant's common stock that become issuable under the Registrant's 2004 Long-Term Incentive Plan (the "LTIP") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant's common stock, as applicable. Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

[2]	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of Registrant's common stock that become issuable under the LTIP by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant's common stock, as applicable. Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

[3]	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of Registrant's common stock that become issuable under the LTIP by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant's common stock, as applicable. Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $98.89 per share of common stock, the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq Global Select Market on June 13, 2025.